Exhibit 99.2

Brandywine West, 1521 Concord Pike, Suite 301 Wilmington, DE 19803

N E W S  R E L E A S E

CONTACT: Elise A. Garofalo
Director of Investor Relations
302-778-8227

GrafTech Wins R&D 100 Award For Electronic Thermal Management Innovation

        Wilmington, DE- September 8, 2003- GrafTech International Ltd. (NYSE:GTI) today announced that a newly developed product from its eGRAF™ electronic thermal management product line was recognized by R&D Magazine as one of the 100 most technologically significant products introduced globally over the last year.

        GTI introduced the eGRAF line of electronic thermal management products in 2001 to meet the increasing thermal management demands created by the need for smaller, highly integrated and higher performing electronic devices. GTI’s eGRAF product line offers a full range of solutions, including thermal interface materials, heat sinks and heat spreaders.

        Craig Shular, Chief Executive Officer of GTI, commented, “We are very proud to accept this award in recognition of our new eGRAF thermal management technology and our R&D team’s efforts.”

        The criteria for the R&D 100 Award is demonstrable technological significance compared with competing products and technologies. This means that the product should exhibit orders of magnitude of improvement over existing products. The award recognized GTI’s eGRAF heat sinks, which are used to dissipate heat in electronics applications. Microprocessor chips continue to increase in power, generating more heat, which has created new challenges since chip performance deteriorates as temperature increases. GTI’s winning eGRAF heat sink competes primarily with copper and aluminum heat sinks. GTI’s heat sinks match the thermal performance of copper but weigh 80 percent less than copper and are significantly lower in cost. Copper is today’s most frequently used solution for the most demanding thermal management applications. As compared to aluminum, GTI’s heat sink has over 20 percent better thermal performance and is 30 percent lighter than aluminum while remaining cost competitive.

        The R&D 100 Awards were established in 1963 and provide a mark of excellence known to industry, government, and academia as proof that the product is one of the most innovative ideas of the year. In the past, the R&D Awards have recognized many significant products including the automated teller machine, the fax machine, the digital wristwatch, the Kodak Photo CD and HDTV. GTI’s new heat sink will be profiled in the September issue of R&D Magazine and recognized at an award ceremony in October.

        GTI has filed a registration statement on Form S-3 which has not been declared effective by the Securities and Exchange Commission (the “SEC”). The securities covered thereby may not be sold nor may any offers to buy be accepted prior to the time that the registration statement becomes effective. This press release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of these securities shall be made only by means of a prospectus contained in the registration statement filed with and declared effective by the SEC.

        GrafTech International Ltd. is one of the world’s largest manufacturers and providers of high quality synthetic and natural graphite and carbon based products and technical and research and development services, with customers in more than 70 countries engaged in the manufacture of steel, aluminum, silicon metal, automotive products and electronics.

        NOTE: This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We have no duty to update such statements. Actual future events and circumstances (including future performance, results and trends) could differ materially from those set forth in these statements due to various factors. These factors include risks and uncertainties detailed in our filings with the SEC.